UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

HASHDEX COMMODITIES TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-41900	92-6468665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 N. Market Street, Suite 300

Wilmington, Delaware 19890

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 403-5272

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Hashdex Bitcoin ETF	DEFI	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 24, 2026, Hashdex Asset Management Ltd. (the “Sponsor”), the sponsor of the Hashdex Bitcoin ETF (the “Fund”), a series of the Hashdex Commodities Trust (the “Trust”), completed the disposition of all of the assets of the Fund. Following the suspension of trading in the Fund’s shares at the close of trading on August 17, 2026, the Sponsor proceeded to liquidate all positions held by the Fund; the positions, other than cash, consisted of bitcoin. All positions were sold in an over-the-counter transaction to an unaffiliated third party. Upon the completion of the disposition, the Sponsor distributed cash to all shareholders in an amount equal to each shareholder’s pro rata interest in the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2026	HASHDEX COMMODITIES TRUST

	By:	Hashdex Asset Management Ltd., its Sponsor

	By:	/s/ Samir Kerbage
	Name:	Samir Kerbage
	Title:	Director of the Sponsor (Principal Financial Officer and Principal Accounting Officer)

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